EXHIBIT 23.1 Consent of Beckstead and Watts, LLP

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 28, 2004 accompanying the financials statements of Fortis Enterprises on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fortis Enterprise on Form S-8.

Signed,

/S/Beckstead and Watts, LLP

May 7, 2004